Exhibit 99.4

Hawaiian Holdings, Inc.

(Parent Company of Debtor)

Schedule II — Valuation and Qualifying Accounts (in thousands)

For the Years Ended December 31, 2004, 2003 and 2002

COLUMN A	COLUMN B	COLUMN C ADDITIONS			COLUMN D		COLUMN E
		(1)		(2)
		Charged		Charged
	Balance at	to		to			Balance
	Beginning	Costs and		Other			at End
Description	of Year	Expenses		Accounts	Deductions		of Year
Allowance for Doubtful Accounts

2004	$—	—		—	—		$—
2003	$1,305	—		—	1,305	(b)	$—
2002	$1,305	401		—	401	(a)	$1,305

Allowance for Obsolescence of Flight Equipment Expendable Parts and Supplies

2004	$—	—		—	—		$—
2003	$1,037	—		—	1,037	(e)	$—
2002	$7,501	692	(c)	—	7,156	(d)	$1,037

(a)   Doubtful accounts written off, net of recoveries

(b)   Includes the doubtful accounts written off, net of recoveries for $65 from January 1, 2003 to March 31, 2003 and elimination of $1,240 upon deconsolidation of Hawaiian on April 1, 2003

(c)   Restructuring charge related to the write-down of DC-10 expendable parts

(d)   Includes write-off of DC-9 expendable parts sold

(e)   Includes the write off of expendable parts and supplies for $218 from January 1, 2003 to March 31, 2003 and elimination of $819 upon deconsolidation of Hawaiian on April 1, 2003